Exhibit 4.1

EXECUTION COPY

DESIGNATION OF REMOVED ACCOUNTS AND

SIXTH AMENDMENT TO RECEIVABLES SALE AGREEMENT

This DESIGNATION OF REMOVED ACCOUNTS AND SIXTH AMENDMENT TO RECEIVABLES SALE AGREEMENT, dated as of February 26, 2009 (this “Designation”), is entered into between GE MONEY BANK, a federal savings bank organized under the laws of the United States, as Seller (“Seller”), and RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“Buyer”), pursuant to the Receivables Sale Agreement referred to below.

WITNESSETH:

WHEREAS Seller and Buyer are parties to the Receivables Sale Agreement, dated as of June 27, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, the Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, the Fourth Amendment to Receivables Sale Agreement, dated as of May 21, 2008, and the Designation of Removed Accounts and Fifth Amendment to Receivables Sale Agreement, dated as of December 29, 2008 (as amended, the “Receivables Sale Agreement”);

WHEREAS the Subject Accounts (as defined below) have been designated for removal;

WHEREAS pursuant to the Receivables Sale Agreement, Seller wishes to remove from Buyer all Transferred Receivables owned by Buyer in the Subject Accounts and to cause Buyer to convey the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created, from Buyer to PLT Holding, L.L.C. (“PLT”), as the designee of Seller;

WHEREAS Buyer is willing to accept such designation and to convey the Transferred Receivables in the Removed Accounts to PLT subject to the terms and conditions hereof; and

WHEREAS Buyer and Seller desire to amend the Receivables Sale Agreement as set forth herein;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.                                       Defined Terms.  All terms defined in the Receivables Sale Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby, February 26, 2009.

“Removal Cut-Off Date” means, with respect to the Removed Accounts, February 21, 2009.

2.                                       Designation of Removed Accounts.  All Accounts listed on Schedule 1 to this Designation (the “Subject Accounts”) are designated as Removed Accounts pursuant to this Designation.  Schedule 1 to this Designation, as of the Removal Date, shall supplement Schedule 1 to the Receivables Sale Agreement as required by Section 2.1(b) of the Receivables Sale Agreement.

3.                                       Agreement to Convey of Transferred Receivables to Seller’s Designee.  Buyer hereby agrees to transfer, assign, set over and otherwise convey to PLT, pursuant to the execution of an assignment agreement substantially in the form of Exhibit A attached hereto, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing.

4.                                       Amendments to Receivables Sale Agreement.  (a)  Notwithstanding the requirement in Section 2.7(a)(iv) of the Receivables Sale Agreement that Accounts be chosen for removal on a random basis, the Subject Accounts may be designated as Removed Accounts pursuant to this Reassignment.  Such Removed Accounts have been selected from the Accounts relating to Sam’s Club Retailers, Wal-Mart Retailers, JCPenney Retailers and Lowe’s Retailers and have been selected for removal based on credit scores.  The Seller shall not be required to deliver an Officer’s Certificate regarding the statements made in Section 2.7(a)(iv) in connection with the Subject Accounts.

(b)                                 Notwithstanding anything to the contrary in the Receivables Sale Agreement, Buyer and PLT, as designee of Seller, may agree, pursuant to the execution of an assignment agreement substantially in the form of Exhibit A attached hereto, that the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing, will be assigned by Buyer to PLT.

(c)                                  Notwithstanding the definition of “Account Schedule” in the Receivables Sale Agreement, the Account Schedule delivered in connection with the Designation shall set forth the receivables balance for each Removed Account as of the Removal Cut-Off Date, rather than the Removal Notice Date.

5.                                       Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer as of the Removal Date:

Removal Designation and Sixth
Amendment to Receivables Sale
Agreement

(a)                                  Legal, Valid and Binding Obligation.  This Designation constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)                                 List of Removed Accounts.  The list of Removed Accounts attached hereto, is an accurate and complete listing in all material respects of all the Removed Accounts as of the Removal Cut-Off Date.

6.                                       Effectiveness.  This Designation shall become effective as of the date first written above; provided that Buyer and Seller shall have executed a counterpart of this Designation.

7.                                       Binding Effect; Ratification.  (a)  On and after the execution and delivery hereof, (i) this Designation shall be a part of the Receivables Sale Agreement and (ii) each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement as amended hereby.

(b)                                 Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

8.                                       No Proceedings.        Until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, Seller shall not, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Seller’s right to pursue any other creditor rights or remedies that Seller may have under any applicable law.  The Receivables Sale Agreements and obligations of the Seller under this Section 8 shall survive the termination of this Agreement.

9.                                       Miscellaneous.  (a)  THIS DESIGNATION SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)                                 Headings used herein are for convenience of reference only and shall not affect the meaning of this Designation.

(c)                                  This Designation may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the undersigned have caused this Designation to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Buyer

By:	/s/ Ravi Ramanujam
Name: Ravi Ramanujam
Title: Vice President

GE MONEY BANK, Seller

By:	/s/ Brent Wallace
Name: Brent Wallace
Title: Chief Operating Officer

EXECUTION COPY

Schedule 1

REMOVED ACCOUNTS

[On file with General Electric Capital Corporation.]

Exhibit A

FORM OF ASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

This ASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS, dated as of February 26, 2009 (this “Assignment”), is entered into between PLT HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“PLT”), and RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“RFSHL”), pursuant to the Receivables Sale Agreement referred to below.

WITNESSETH:

WHEREAS RFSHL and GE Money Bank (“GEMB”) are parties to the Receivables Sale Agreement, dated as of June 27, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, the Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, the Fourth Amendment to Receivables Sale Agreement, dated as of May 21, 2008, the Designation of Removed Accounts and Fifth Amendment to Receivables Sale Agreement, dated as of December 29, 2008, and the Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement, dated as of February 26, 2009 (as amended, the “Agreement”);

WHEREAS GEMB has designated certain Accounts (the “Removed Accounts”) as “Removed Accounts” under the Agreement pursuant to the Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement, dated as of February 26, 2009 (the “Designation”), between RFSHL and GEMB;

WHEREAS pursuant to the Designation, GEMB has directed RFSHL to sell the Transferred Receivables arising in such Removed Accounts, whether now existing or hereafter created, to PLT, as the designee of GEMB; and

WHEREAS RFSHL is willing to sell the Transferred Receivables in the Removed Accounts to PLT, and PLT is willing to purchase the Transferred Receivables in the Removed Accounts, in each case subject to the terms and conditions hereof;

NOW, THEREFORE, PLT and RFSHL hereby agree as follows:

1.                                       Defined Terms.  All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein. The terms “Removal Date” and “Removal Cut-Off Date” shall have the respective meanings assigned to such terms in the Designation.

2.                                       Conveyance of Transferred Receivables.  (a) In consideration of the payment by PLT to RFSHL of the Purchase Price on the Removal Date pursuant to Section 2(c), RFSHL does hereby sell, transfer, assign, set over and otherwise convey to PLT, without representation, warranty or recourse, and PLT does hereby purchase and

Assignment to PLT

accept, on and after the Removal Date, all right, title and interest of RFSHL in, to and under the Transferred Receivables existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing (the “Conveyed Property”).

(b)                                 In connection with such transfer, RFSHL agrees to execute and deliver to PLT on or prior to the date this Assignment is delivered, applicable UCC-1 financing statements prepared by RFSHL with respect to the Conveyed Property meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to perfect the interest of PLT in the Conveyed Property.

(c)                                  On the Removal Date, PLT shall pay to RFSHL a price as agreed between PLT and RFSHL, which represents the fair market value of the Conveyed Property (the “Purchase Price”).

3.                                       Representations and Warranties.  Each of PLT and RFSHL hereby represents and warrants as of the Removal Date that this Assignment constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

4.                                       Effectiveness.  This Assignment shall become effective as of the date first written above; provided that RFSHL and PLT shall have executed a counterpart of this Assignment.

5.                                       No Proceedings.

 (a)                               Until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, PLT shall not, directly or indirectly, institute or cause to be instituted against RFSHL any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit PLT’s right to pursue any other creditor rights or remedies that PLT may have under any applicable law.  The agreements and obligations of PLT under this Section 5 shall survive the assignment of the Conveyed Property and the termination of this Agreement.

(b)                                 Until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, RFSHL shall not, directly or indirectly, institute or cause to be instituted against PLT any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit RFSHL’s right to pursue any other creditor rights or remedies that RFSHL may have under any applicable law.  The agreements and obligations of RFSHL under this Section 5 shall survive the assignment of the Conveyed Property and the termination of this Agreement.

6.                                       Miscellaneous.  (a)  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)                                 Headings used herein are for convenience of reference only and shall not affect the meaning of this Assignment.

(c)                                  This Assignment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  Executed counterparts may be delivered electronically.

IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C.

By:
Name: Ravi Ramanujam
Title: Vice President

PLT HOLDING, L.L.C.

By:
Name:
Title:

Removal Designation and Sixth
Amendment to Receivables Sale
Agreement